Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We have issued our report dated March 15, 2010, with respect to the consolidated financial statements of K-Tron International, Inc. and Subsidiaries for the fiscal year ended January 2, 2010 included in Form 8-K/A of Hillenbrand Inc. filed on May 28, 2010, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report.
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 15, 2010